UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 1, 2007

Williams-Sonoma, Inc.
(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)

Registrant’s telephone number, including area code	(415) 421-7900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Ted W. Hall was appointed to the Board of Directors of Williams-Sonoma, Inc. (the “Company”) effective as of November 1, 2007. He was also appointed to the Audit and Finance Committee and the Compensation Committee of the Company’s Board of Directors effective as of November 1, 2007.

Mr. Hall is general partner of Long Meadow Ranch and president of Long Meadow Ranch Winery in Napa Valley, California. In addition, he is Managing Director of Mayacamas Associates, a consulting firm, and a director of Dolby Laboratories, Inc. Previously, Mr. Hall served as a worldwide leader and senior partner of McKinsey & Company, a leading global consulting firm, where he was also a member of the firm’s board of directors. Mr. Hall is a former Chairman of the Board of The Robert Mondavi Corporation, a global producer of fine wines.

As a new non-employee director, Mr. Hall received 2,250 restricted stock units as well as a stock-settled stock appreciation right, or SSAR, to purchase 6,750 shares of the Company’s common stock with an exercise price of $31.44, the Company’s closing price on October 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: November 7, 2007	By:	/s/ Sharon L. McCollam
Sharon L. McCollam
Executive Vice President,
Chief Operating and Chief Financial Officer

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